FOR IMMEDIATE RELEASE

ALLIED WORLD PROVIDES INFORMATION ON RECENT CATASTROPHE EVENTS

PEMBROKE, BERMUDA – October 1, 2008 - Allied World Assurance Company Holdings, Ltd (NYSE: AWH) announced today that its initial combined loss estimate for Hurricanes Gustav and Ike range from $55 million to $80 million, net of reinsurance and reinstatement premiums. Included in these amounts are initial ranges from $40 million to $55 million from the company’s property segment and $15 million to $25 million from the company’s reinsurance segment.

Allied World’s loss estimate is derived from preliminary claims information obtained from clients and brokers, a review of the terms of in-force policies and contracts and catastrophe modeling analysis. Allied World’s actual losses from these events may vary materially from the current estimate due to inherent uncertainties resulting from several factors, including the preliminary nature of available information, potential inaccuracies and inadequacies in the data provided by clients and brokers, potential catastrophe modeling inaccuracies, the contingent nature of business interruption exposures, the effects of any resultant demand surge on claims activity and attendant coverage issues.

President and Chief Executive Officer Scott Carmilani commented, “Allied World’s expected losses from Hurricanes Gustav and Ike are a good reflection of our risk management efforts. The total net losses should prove to be well within our risk expectations and below our tolerance for such events. Our business emphasis this year continues to be on the specialty casualty niche markets, and simply working to maintain our property business where we believe it makes sense.”

Mr. Carmilani concluded, “We believe that our business model and conservative risk tolerance are working well during this period of unprecedented turmoil in the insurance and financial markets.”

About Allied World Assurance Company

Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Our Bermuda and U.S. insurance and reinsurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World, please visit our website at http://www.awac.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE Allied World Assurance Company Holdings, Ltd

Media:
Faye Cook
AVP, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com

Investors:
Keith J. Lennox
Investor Relations Officer
+1-212-635-5319
keith.lennox@awac.com
Website: http://www.awac.com